Exhibit 10.17

                  ENFIELD FEDERAL SAVINGS AND LOAN ASSOCIATION
                      ONE YEAR CHANGE IN CONTROL AGREEMENT

      This One Year Change In Control Agreement is made and entered into on December 8, 2008 (the "Effective Date") by and between Enfield Federal Savings and Loan Association (the "Association") a federally chartered financial institution, with its principal offices at 855 Enfield Street, Enfield, Connecticut 06082, Michael J. Marcucci ("Executive") and New England Bancshares, Inc. (the "Company"), a Maryland corporation and the holding company of the Association, as guarantor (the "Agreement"). Any reference to the "Bank" as used herein shall mean Valley Bank, an affiliate of the Association.

      WHEREAS, the Association recognizes the importance of Executive to the Association's operations and wishes to protect his position with the Association in the event of a Change in Control of the Association or the Company for the period provided for in this Agreement; and

      WHEREAS, Executive and the Board of Directors of the Association desire to enter into this Agreement setting forth the terms and conditions of payments due to Executive in the event of a Change in Control and the related rights and obligations of each of the parties.

      NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is hereby agreed as follows:

1.    Term of Agreement.

      (a) The term of this Agreement shall be (i) the initial term, consisting of the period commencing on the Effective Date and ending on the first anniversary of the Effective Date, plus (ii) any and all extensions of the initial term made pursuant to this Section 1.

      (b) Commencing on the first anniversary of the Effective Date and continuing each anniversary date thereafter, the Board of Directors of the Association (the "Board of Directors") may extend the term of this Agreement for an additional one (1) year period beyond the then effective expiration date, provided that Executive shall not have given at least sixty (60) days' written notice of his desire that the term not be extended.

      (c) Notwithstanding anything in this Section to the contrary, this Agreement shall terminate if Executive or the Association terminates Executive's employment prior to a Change in Control.

2.    Change in Control.

      (a) Upon the occurrence of a Change in Control of the Association or the Company followed at any time during the term of this Agreement by the termination of Executive's employment in accordance with the terms of this Agreement, other than for Just Cause, as defined in Section 2(c) of this Agreement, the provisions of Section 3 of this Agreement shall apply. Upon the occurrence of a Change in Control, Executive shall have the right to elect to voluntarily terminate his employment at any time during the term of this Agreement following an event constituting "Good Reason."

      "Good Reason" means, unless Executive has consented in writing thereto, the occurrence following a Change in Control, of any of the following:

            (i) the assignment to Executive of any duties materially inconsistent with Executive's position, including any material change in status, title, authority, duties or responsibilities or any other action that results in a material diminution in such status, title, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and that is remedied by the Association or Executive's employer reasonably promptly after receipt of notice thereof given by the Executive;

            (ii)  a  material   reduction  by  the  Association  or  Executive's
                  employer of the Executive's base salary in effect immediately prior to the Change in Control;

            (iii) the  relocation of the  Executive's  office to a location more than twenty-five (25) miles from its location as of the date of this Agreement;

            (iv) the taking of any action by the Association or any of its affiliates or successors that would materially adversely affect the Executive's overall compensation and benefits package, unless such changes to the compensation and benefits package are made on a non-discriminatory basis to all employees; or

            (v) the failure of the Association or the affiliate of the Association by which Executive is employed, or any affiliate that directly or indirectly owns or controls any affiliate by which Executive is employed, to obtain the assumption in writing of the Association's obligation to perform this Agreement by any successor to all or substantially all of the assets of the Association or such affiliate within thirty (30) days after a reorganization, merger, consolidation, sale or other disposition of assets of the Association or such affiliate.

      Upon the occurrence of any event  described in clauses (i),  (ii),  (iii),
(iv), and (v) above, Executive shall have the right to elect to terminate his employment under this Agreement by resignation upon not less than thirty (30) days prior written notice given within a reasonable period of time (not to exceed, except in case of a continuing breach, ninety (90) days) after the event giving rise to said right to elect, which termination by Executive shall be for "Good Reason." The Association shall have at least thirty (30) days to remedy any condition set forth in clauses (i) through (v), provided, however, that the Association shall be entitled to waive such period and make an immediate payment in accordance with Section 3.

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

      (b) For purposes of this Agreement, a "Change in Control" shall be deemed to occur on the earliest of:

            (i) Merger: The Company or the Association merges into or consolidates with another corporation, or merges another corporation into the Company or the Association, and as a result less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of the Company immediately before the merger or consolidation.

            (ii) Acquisition of Significant Share Ownership: There is filed or required to be filed a report on Schedule 13D or another form or schedule (other than Schedule 13G) required under Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, if the schedule discloses that the filing person or persons acting in concert has or have become the beneficial owner of 25% or more of a class of the Company's voting securities, but this clause
                  (ii) shall not apply to beneficial ownership of Company voting shares held in a fiduciary capacity by an entity of which the Company directly or indirectly beneficially owns 50% or more of its outstanding voting securities.

            (iii) Change  in  Board  Composition:   During  any  period  of  one
                  consecutive years, individuals who constitute the Association's or the Company's Board of Directors at the beginning of the one year period cease for any reason to constitute at least a majority of the Company's or the Association's Board of Directors; provided, however, that for purposes of this clause (iii), each director who is first elected by the board (or first nominated by the board for election by the stockholders) by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the one year period shall be deemed to have also been a director at the beginning of such period; or

            (iv) Sale of Assets: The Company or the Association sells to a third party all or substantially all of its assets.

Notwithstanding the foregoing, a merger or combination of the Bank with or into the Association, or vice versa, or any other affiliate of the Company or a similar merger or combination of the Association into the Bank or any of its affiliates, or any other type of corporate reorganization involving the Association or any other affiliate of the Company shall not constitute a Change in Control for purposes of this Agreement.

      (c) Executive shall not have the right to receive termination benefits pursuant to Section 3 hereof upon termination for Just Cause. The term "Just Cause" shall mean termination because of Executive's personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, regulation (other than traffic violations or similar offenses), final cease


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


and desist order, or any material breach of any provision of this Agreement. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Just Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of a majority of the entire membership of the Board of Directors at a meeting of the Board of Directors called and held for that purpose (after reasonable notice to Executive and an opportunity for him, together with counsel, to be heard before the Board of Directors), finding that in the good faith opinion of the Board of Directors, Executive was guilty of conduct justifying termination for Just Cause and specifying the particulars thereof in detail. Executive shall not have the right to receive compensation or other benefits for any period after termination for Just Cause. During the period beginning on the date of the Notice of Termination for Just Cause pursuant to Section 4 hereof through the Date of Termination, stock options granted to Executive under any stock option plan shall not be exercisable nor shall any unvested stock awards granted to Executive under any stock benefit plan of the Association, the Company or any subsidiary or affiliate thereof, vest. At the Date of Termination, such stock options and any such unvested stock awards shall become null and void and shall not be exercisable by or delivered to Executive at any time subsequent to such termination for Just Cause.

      (d) For purposes of this Agreement, termination of employment as used herein shall mean "Separation from Service" as defined in Section 409A of the Internal Revenue Code of 1986, as amended (the "Code") and the Treasury Regulations promulgated thereunder, provided, however, that the Association and Executive reasonably anticipate that the level of bona fide services Executive would perform after termination would permanently decrease to a level that is less than 50% of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding 36-month period.

3.    Termination Benefits.

      (a) If Executive's employment is voluntarily (in accordance with Section 2(a) of this Agreement) or involuntarily terminated within one (1) year of a Change in Control, Executive shall receive:

            (i) a lump sum cash payment equal to one (1) times the Executive's "base amount," within the meaning of Code Section 280G(b)(3). Such payment shall be made not later than five (5) days following Executive's termination of employment under this
                  Section 3.

            (ii) Continued life insurance and non-taxable health and dental insurance coverage which Executive participated in as of the date of the Change in Control (collectively, the "Employee Benefit Plans") for a period of twelve (12) months following Executive's termination of employment. Said coverage shall be provided under the same terms and conditions in effect on the date of Executive's termination of employment. To the extent that benefits required under this Section 3(a)(ii) cannot be provided under the terms of any Association health and welfare plans, the Association shall pay the Executive the value of such benefits in a single cash lump distribution within five
                  (5) calendar days following the Executive's termination of employment; and


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


            (iii) Notwithstanding the foregoing, in the event the Executive is a
                  Specified Employee (as defined herein), then, solely to the extent required to avoid penalties under Code Section 409A, the Executive's payments shall be delayed until the first day of the seventh month following the Executive's Separation from Service. A "Specified Employee" shall be interpreted to comply with Code Section 409A and shall mean a key employee within the meaning of Code Section 416(i) (without regard to paragraph 5 thereof).

      (b) Notwithstanding the preceding provisions of this Section 3, in no event shall the aggregate payments or benefits to be made or afforded to Executive under said paragraphs (the "Termination Benefits") constitute an "excess parachute payment" under Section 280G of the Code or any successor thereto, and to avoid such a result, Termination Benefits will be reduced, if necessary, to an amount (the "Non-Triggering Amount"), the value of which is one dollar ($1.00) less than an amount equal to three (3) times Executive's "base amount," as determined in accordance with said Section 280G. The allocation of the reduction required hereby among the Termination Benefits provided by this
Section 3 shall be determined by the Executive, provided however that if it is determined that such election by the Executive shall be in violation of Code
Section 409A, the cash severance payable pursuant to Section 3 hereof shall be reduced by the minimum amount necessary to result in no portion of payments and benefits payable to the Executive under Section 3 being non-deductible to the Association pursuant to Section 280G of the Code and subject to excise tax imposed under Section 4999 of the Code.

4.    Notice of Termination.

      (a) Any purported termination by the Association or by Executive shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

      (b) "Date of Termination" shall mean the date specified in the Notice of Termination (which, in the case of a termination for Just Cause, shall not be less than thirty (30) days from the date such Notice of Termination is given).

5.    Source of Payments.

      All payments provided in this Agreement shall be timely paid in cash or check from the general funds of the Association. The Company, however, unconditionally guarantees payment and provision of all amounts and benefits due hereunder to Executive and, if such amounts and benefits due from the Association are not timely paid or provided by the Association, such amounts and benefits shall be paid or provided by the Company.

6.    Effect on Prior Agreements and Existing Benefit Plans.

      This Agreement contains the entire understanding between the parties hereto and supersedes any prior agreement between the Association and Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement. Nothing in this Agreement shall confer upon Executive the right to continue in the employ of the Association or shall impose on the Association any obligation to employ or retain Executive in its employ for any period.

7.    No Attachment.

      (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to execution, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void and of no effect.

      (b) This Agreement shall be binding upon, and inure to the benefit of, Executive, the Association and their respective successors and assigns.

8.    Modification and Waiver.

      (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

      (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

9.    Severability.

      If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

10.   Headings for Reference Only.

      The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement. In addition, references herein to the masculine shall apply to both the masculine and the feminine.


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


11.   Governing Law.

      Except to the extent preempted by federal law, the validity, interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Connecticut, without regard to principles of conflicts of law of that State.

12.   Arbitration.

      Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by Executive within fifty
(50) miles from the location of the Association, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

13.   Payment of Legal Fees.

      All reasonable legal fees paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Association, only if Executive is successful pursuant to a legal judgment, arbitration or settlement. Such reimbursement shall occur no later than two and one-half (2 1/2) months after the date on which the dispute is settled or resolved in Executive's favor.

14.   Indemnification.

      The Company or the Association shall provide Executive (including his heirs, executors and administrators) with coverage under a standard directors' and officers' liability insurance policy at its expense and shall indemnify Executive (and his heirs, executors and administrators) to the fullest extent permitted under applicable law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a director or officer of the Company or the Association (whether or not he continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs, attorneys' fees and the cost of reasonable settlements.


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

15.   Successors to the Association and the Company.

      The Association and the Company shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all of the business or assets of the Association or the Company, expressly and unconditionally to assume and agree to perform the Association's and the Company's obligations under this Agreement, in the same manner and to the same extent that the Association and the Company would be required to perform if no such succession or assignment had taken place, except if the Association merges into the Bank, the Bank shall automatically assume this Agreement.

16.   Required Regulatory Provisions.

      In the event any of the foregoing provisions of this Section 16 are in conflict with the terms of this Agreement, this Section 16 shall prevail.

      (a) The Board of Directors may terminate Executive's employment at any time, but any termination by the Association, other than termination for Just Cause, shall not prejudice Executive's right to compensation or other benefits under this Agreement. Executive shall not have the right to receive compensation or other benefits for any period after termination for Just Cause.

      (b) If Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Association's affairs by a notice served under Section 8(e)(3) or 8(g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. ss.1818(e)(3) or (g)(1); the Association's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Association may in its discretion: (i) pay Executive all or part of the compensation withheld while its contract obligations were suspended; and (ii) reinstate (in whole or in part) any of the obligations which were suspended.

      (c) If Executive is removed and/or permanently prohibited from participating in the conduct of the Association's affairs by an order issued under Section 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. ss.1818(e)(4) or (g)(1), all obligations of the Association under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

      (d) If the Association is in default as defined in Section 3(x)(1) of the Federal Deposit Insurance Act, 12 U.S.C. ss.1813(x)(1) all obligations of the Association under this Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.


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

      (e) All obligations under this Agreement shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the Association: (i) by the Director of the OTS (or his or her designee), at the time the Federal Deposit Insurance Corporation (FDIC) enters into an agreement to provide assistance to or on behalf of the Association under the authority contained in Section 13(c) of the Federal Deposit Insurance Act, 12 U.S.C. ss.1823(c); or (ii) by the Director of the OTS (or his or her designee) at the time the Director (or his designee) approves a supervisory merger to resolve problems related to the operations of the Association or when the Association is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

      (f) Any payments made to Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. ss.1828(k) and FDIC regulation 12 C.F.R. Part 359, Golden Parachute and Indemnification Payments.


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

                                   SIGNATURES


      IN WITNESS WHEREOF, Enfield Federal Savings and Loan Association and New England Bancshares, Inc. have caused this Agreement to be executed and their seals to be affixed hereunto by their duly authorized officers, and Executive has signed this Agreement, on the 8th day of December, 2008.


ATTEST:                                 ENFIELD FEDERAL SAVINGS AND
                                        LOAN ASSOCIATION


/s/ Nancy L. Grady                      By:   /s/ David J. O'Connor
--------------------                          ---------------------------------
Nancy L. Grady                                For the Entire Board of Directors
Corporate Secretary


ATTEST:                                 NEW ENGLAND BANCSHARES, INC.
                                        (as guarantor)


/s/ Nancy L. Grady                      By:   /s/ David J. O'Connor
-------------------                           ----------------------------------
Nancy L. Grady                                For the Entire Board of Directors
Corporate Secretary



WITNESS:                                EXECUTIVE


/s/ Nancy L. Grady                      /s/ Michael J. Marcucci
-------------------                     --------------------------
Nancy L. Grady                          Michael J. Marcucci
Corporate Secretary


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